Exhibit 99.1

News Release October 25, 2007 Page 1 of 6

NEWELL RUBBERMAID REPORTS THIRD QUARTER 2007 RESULTS
•	Sales growth of 6.4% and gross margin expansion of 190 basis points
•	Raises full year EPS & cash flow guidance
•	Guides full year gross margin expansion to the high-end of the range
•	Successful implementation of SAP at North American Office Products
ATLANTA, October 25, 2007 – Newell Rubbermaid Inc. (NYSE: NWL) today reported third quarter 2007 results, reflecting sales growth, gross margin expansion and improvement in operating income. In addition, management raised its full year earnings per share and cash flow guidance and guided full year gross margin expansion to the high-end of the range.
“We are pleased to report that we have delivered another quality quarter, generating an attractive balance of internal sales growth, gross margin expansion, EPS growth and cash generation,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid.  “Our 2007 results demonstrate that the strategies are working and serve as a validation of our business model.  We remain on track to meet or exceed all performance commitments established at the beginning of the year.”
Successful Implementation of SAP
During the quarter, the North American Office Products business successfully implemented SAP. This SAP go-live marks the completion of the first major milestone aimed at migrating non-standard legacy systems and users to a common SAP platform. This multi-year program will enable the Company to integrate and manage its worldwide business and reporting process more efficiently.
Quarterly Financial Highlights
Net sales for the third quarter ended September 30, 2007 rose 6.4 percent to $1.69 billion, compared to $1.59 billion in the prior year. This marks the eighth consecutive quarter of internal sales growth for the company. Sales growth, excluding foreign currency, was 4.5 percent. The sales growth was driven by broad based strength across all segments and benefited by approximately 150 basis points from the timing of sales in the Office Products segment relating to the third quarter pre-buy in advance of the SAP implementation and the recovery of lost second quarter sales associated with service level issues in Europe.
Gross margin for the third quarter 2007 improved to 35.6 percent, a 190 basis point improvement over the prior year, exceeding the high end of the company’s revised guidance. The expansion was driven primarily by favorable mix and productivity improvements, including the impact of Project Acceleration.
Excluding Project Acceleration restructuring costs of $22.7 million in 2007 and $22.1 million in 2006, operating income improved $36.2 million to $236.5 million, an 18 percent increase over the prior year.
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release October 25, 2007 Page 2 of 6

Income from continuing operations, as reported, was $169.9 million, or $0.61 per diluted share, for the third quarter 2007, compared to $112.7 million, or $0.41 per diluted share, in the prior year.
Excluding Project Acceleration restructuring costs, income from continuing operations was $185.0 million, or $0.66 per diluted share, for the third quarter 2007, compared to the prior year’s result of $128.4 million, or $0.46 per diluted share. Income from continuing operations in the third quarter 2007 included a one-time tax benefit of $39.4 million, or $0.14 per diluted share, versus $0.05 per diluted share in the prior year. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.
Normalized earnings, which exclude Project Acceleration restructuring costs and one-time tax items, were $0.52 per diluted share in the third quarter 2007, a 27 percent increase over the prior year’s result of $0.41 per diluted share.
Net cash provided by operating activities was $283.4 million in the third quarter 2007, compared to $312.2 million in the prior year. Capital expenditures were $41.0 million, versus $36.9 million in the prior year.
The company returned $58.7 million to shareholders through cash dividends in the quarter, bringing the year-to-date total up to $176.0 million.
A reconciliation of the third quarter 2007 and last year’s results is as follows:

	Q3 2007	Q3 2006
Diluted earnings per share from continuing operations (as reported):	$0.61	$0.41

Project Acceleration restructuring costs	$0.05	$0.05

Diluted earnings per share from continuing operations (excluding charges):	$0.66	$0.46

Tax benefits	($0.14)	($0.05)

“Normalized” EPS:	$0.52	$0.41
Year-to-Date Financial Highlights
Net sales for the nine months ended September 30, 2007 grew 4.4 percent to $4.76 billion, compared to $4.56 billion in the prior year. Sales growth, excluding foreign currency, was 2.8 percent. The sales growth was driven by strength across all segments, led by market share gains in the Home & Family and Rubbermaid Commercial businesses and global growth in the Irwin and Lenox branded tools businesses.
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release October 25, 2007 Page 3 of 6

Gross margin was 35.3 percent, a 180 basis point improvement over the prior year. The expansion reflects core sales growth, strong productivity, including savings from Project Acceleration, and favorable mix.
Excluding Project Acceleration restructuring costs of $53.7 million in 2007 and $50.3 million in 2006, operating income improved $81.1 million to $621.1 million, a 15 percent increase over the prior year.
Income from continuing operations, as reported, was $378.2 million, or $1.36 per diluted share, compared to $378.4 million, or $1.37 per diluted share, in the prior year.
Excluding Project Acceleration restructuring costs, income from continuing operations was $417.6 million, or $1.50 per diluted share, compared to the prior year’s result of $414.7 million, or $1.50 per diluted share. Income from continuing operations in 2007 included one-time tax benefits of $41.3 million, or $0.15 per diluted share, versus $0.41 per diluted share in the prior year. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.
Normalized earnings, which exclude Project Acceleration restructuring costs and one-time tax items, were $1.35 per diluted share, a 24 percent increase over the prior year’s result of $1.09 per diluted share.
Net cash provided by operating activities was $456.2 million, compared to $404.3 million for the prior year. Capital expenditures were $110.0 million, compared to $94.1 million for the prior year.
A reconciliation of the first nine months 2007 and last year’s results is as follows:

	Q3 YTD 2007	Q3 YTD 2006
Diluted earnings per share from continuing operations (as reported):	$1.36	$1.37

Project Acceleration restructuring costs	$0.14	$0.13

Diluted earnings per share from continuing operations (excluding charges):	$1.50	$1.50

Tax benefits	($0.15)	($0.41)

“Normalized” EPS:	$1.35	$1.09
2007 Full Year Guidance
The company continues to expect sales growth of approximately 4 percent with growth in all four business segments, including approximately 150 basis points of favorable currency.
The company now projects gross margin expansion of 175 to 200 basis points. Project
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release October 25, 2007 Page 4 of 6

Acceleration savings and ongoing productivity initiatives, combined with favorable mix, will drive the gross margin expansion.
Normalized earnings are expected to range from $1.79 to $1.81 per diluted share.
Net cash provided by operating activities is now forecast between $650 and $700 million, including approximately $50 to $60 million in cash restructuring payments. The company continues to project annualized savings in excess of $150 million from Project Acceleration upon completion in 2009, now including $60 million of savings in 2007. The company now expects capital expenditures of $145 to $155 million, including SAP, and dividends of approximately $235 million.
Fourth Quarter Guidance
The company believes sales will increase approximately 2 percent. Sales in the quarter will be negatively impacted by approximately 100 basis points as certain retailers purchased product in advance of the SAP go-live at North American Office Products.
Savings from Project Acceleration activities along with other ongoing productivity initiatives and favorable mix will drive expected gross margin expansion of between 175 and 225 basis points.
Normalized earnings are expected to range from $0.44 to $0.46 per diluted share.
Net cash provided by operating activities is forecast in the range of $200 to $250 million. The company expects capital expenditures of $35 to $45 million.
2008 Outlook
The company expects sales growth of 3 to 5 percent for the full year with growth expected across all business segments. New products and increased strategic SG&A spending are expected to more than offset the impact of a continued sluggish economic environment in North America. Project Acceleration, and other productivity initiatives, are expected to fuel gross margin expansion in excess of 100 basis points. Approximately half of this expansion will be invested in strategic brand building and corporate initiatives. Sales growth and gross margin expansion will drive normalized EPS to a range of $1.95 to $2.00.
“2008 continues to build upon the positive momentum experienced in 2007,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “We continue to make the necessary investments in consumer understanding, innovation and demand creation activities aimed at positioning Newell Rubbermaid for long-term success. We are proud of the progress we’ve made thus far and excited about the improvements that are yet to come.”
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release October 25, 2007 Page 5 of 6

A reconciliation of the 2007 and 2008 earnings outlook is as follows:

	Q4 2007	FY 2007	FY 2008
Diluted earnings per share from continuing operations (as reported):	$0.35-$0.37	$1.69-$1.71	$1.53-$1.58

Project Acceleration restructuring costs	$0.06-$0.12	$0.22-$0.28	$0.38-$0.47

Diluted earnings per share from continuing operations (excluding charges):	$0.44-$0.46	$1.94-$1.96	$1.95-$2.00

Tax benefits	$0.00	($0.15)	$0.00

“Normalized” EPS:	$0.44-$0.46	$1.79-$1.81	$1.95-$2.00
Conference Call
The company’s third quarter 2007 earnings conference call is scheduled for today, October 25, 2007, at 9:00 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “believes,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release October 25, 2007 Page 5 of 6

statements contained in this news release as a result of new information or future events or developments.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products that touch the lives of people where they work, live and play. The company’s strong portfolio of brands includes Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Levolor®, Graco®, Calphalon® and Goody®. The company, with sales of approximately $6 billion, is headquartered in Atlanta, Ga., and employs approximately 22,500 employees worldwide.
This press release and additional information about the company are available on the company’s Web site www.newellrubbermaid.com.
NWL-EA
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
David Doolittle
Director, Corporate Communications
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended September 30,
	2007			2006			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change

Net sales	$1,687.3	$—	$1,687.3	$1,586.1	$—	$1,586.1	6.4%
Cost of products sold	1,086.3	—	1,086.3	1,050.9	—	1,050.9

GROSS MARGIN	601.0	—	601.0	535.2	—	535.2	12.3%
% of sales	35.6%		35.6%	33.7%		33.7%

Selling, general & administrative expenses	364.5	—	364.5	334.9	—	334.9	8.8%
% of sales	21.6%		21.6%	21.1%		21.1%

Restructuring costs	22.7	(22.7)	—	22.1	(22.1)	—

OPERATING INCOME	213.8	22.7	236.5	178.2	22.1	200.3	18.1%
% of sales	12.7%		14.0%	11.2%		12.6%

Nonoperating expenses:
Interest expense, net	28.0	—	28.0	32.9	—	32.9
Other expense	2.1	—	2.1	3.4	—	3.4

	30.1	—	30.1	36.3	—	36.3	(17.1)%

INCOME BEFORE INCOME TAXES	183.7	22.7	206.4	141.9	22.1	164.0	25.9%
% of sales	10.9%		12.2%	8.9%		10.3%

Income taxes	13.8	7.6	21.4	29.2	6.4	35.6	(39.9)%
Effective rate	7.5%		10.4%	20.6%		21.7%

INCOME FROM CONTINUING OPERATIONS	169.9	15.1	185.0	112.7	15.7	128.4	44.1%
% of sales	10.1%		11.0%	7.1%		8.1%

Discontinued operations, net of tax:
Net gain/(loss)	0.3	(0.3)	—	(4.2)	4.2	—

NET INCOME	$170.2	$14.8	$185.0	$108.5	$19.9	$128.4	44.1%

% of sales	10.1%		11.0%	6.8%		8.1%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.62	$0.05	$0.67	$0.41	$0.06	$0.47
Diluted	$0.61	$0.05	$0.66	$0.41	$0.06	$0.46

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$0.00	$(0.00)	$—	$(0.02)	$0.02	$—
Diluted	$0.00	$(0.00)	$—	$(0.02)	$0.02	$—

EARNINGS PER SHARE:
Basic	$0.62	$0.05	$0.67	$0.39	$0.07	$0.47
Diluted	$0.61	$0.05	$0.66	$0.39	$0.07	$0.46

Average shares outstanding:
Basic	276.0		276.0	274.6		274.6
Diluted	286.1		286.1	275.6		283.9

(1)	Charges excluded from “as reported” results for 2007 consist of $22.7 million of Project Acceleration restructuring costs and a $0.3 million net gain related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2006 consist of $22.1 million of Project Acceleration restructuring costs and a $4.2 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Nine Months Ended September 30,
	2007			2006			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change

Net sales	$4,764.8	$—	$4,764.8	$4,562.8	$—	$4,562.8	4.4%
Cost of products sold	3,083.5	—	3,083.5	3,032.5	—	3,032.5

GROSS MARGIN	1,681.3	—	1,681.3	1,530.3	—	1,530.3	9.9%
% of sales	35.3%		35.3%	33.5%		33.5%

Selling, general & administrative expenses	1,060.2	—	1,060.2	990.3	—	990.3	7.1%
% of sales	22.3%		22.3%	21.7%		21.7%

Restructuring costs	53.7	(53.7)	—	50.3	(50.3)	—

OPERATING INCOME	567.4	53.7	621.1	489.7	50.3	540.0	15.0%
% of sales	11.9%		13.0%	10.7%		11.8%

Nonoperating expenses:
Interest expense, net	82.9	—	82.9	102.2	—	102.2
Other expense	4.4	—	4.4	7.7	—	7.7

	87.3	—	87.3	109.9	—	109.9	(20.6)%

INCOME BEFORE INCOME TAXES	480.1	53.7	533.8	379.8	50.3	430.1	24.1%
% of sales	10.1%		11.2%	8.3%		9.4%

Income taxes	101.9	14.3	116.2	1.4	14.0	15.4	653.1%
Effective rate	21.2%		21.8%	0.4%		3.6%

INCOME FROM CONTINUING OPERATIONS	378.2	39.4	417.6	378.4	36.3	414.7	0.7%
% of sales	7.9%		8.8%	8.3%		9.1%

Discontinued operations, net of tax:
Net loss	(16.5)	16.5	—	(95.6)	95.6	—

NET INCOME	$361.7	$55.9	$417.6	$282.8	$131.9	$414.7	0.7%

% of sales	7.6%		8.8%	6.2%		9.1%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$1.37	$0.14	$1.51	$1.38	$0.13	$1.51
Diluted	$1.36	$0.14	$1.50	$1.37	$0.13	$1.50

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.06)	$0.06	$—	$(0.35)	$0.35	$—
Diluted	$(0.06)	$0.06	$—	$(0.34)	$0.34	$—

EARNINGS PER SHARE:
Basic	$1.31	$0.20	$1.51	$1.03	$0.48	$1.51
Diluted	$1.30	$0.20	$1.50	$1.03	$0.47	$1.50

Average shares outstanding:
Basic	276.0		276.0	274.6		274.6
Diluted	286.1		286.1	283.6		283.6

(1)	Charges excluded from “as reported” results for 2007 consist of $53.7 million of Project Acceleration restructuring costs and a $16.5 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2006 consist of $50.3 million of Project Acceleration restructuring costs and a $95.6 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	September 30,	September 30,
	2007	2006
Assets:

Cash and cash equivalents	$169.5	$137.4
Accounts receivable, net	1,127.1	1,079.5
Inventories, net	1,000.1	946.0
Deferred income taxes	104.2	117.4
Prepaid expenses and other	169.1	136.2
Current assets of discontinued operations	—	287.7

Total Current Assets	2,570.0	2,704.2

Property, plant and equipment, net	697.4	763.6
Goodwill	2,585.8	2,412.1
Other intangible assets, net	499.4	437.9
Other assets	238.4	195.3

Total Assets	$6,591.0	$6,513.1

Liabilities and Stockholders’ Equity:

Accounts payable	$619.2	$605.4
Accrued compensation	157.6	155.0
Other accrued liabilities	724.7	661.0
Income taxes payable	2.1	68.9
Notes payable	20.5	21.5
Current portion of long-term debt	775.2	405.9
Current liabilities of discontinued operations	—	129.8

Total Current Liabilities	2,299.3	2,047.5

Long-term debt	1,331.8	2,028.8
Other non-current liabilities	796.3	614.7

Stockholders’ Equity	2,163.6	1,822.1

Total Liabilities and Stockholders’ Equity	$6,591.0	$6,513.1

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Nine Months Ended September 30,
	2007	2006
Operating Activities:
Net income	$361.7	$282.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134.4	147.1
Deferred income taxes	64.4	18.1
Impairment charges	—	50.9
Non-cash restructuring costs	10.1	32.5
Gain on sale of assets	(0.8)	(5.1)
Stock-based compensation expense	27.9	24.7
Loss on disposal of discontinued operations	16.3	11.9
Non-cash income tax benefits	(41.3)	(115.8)
Other	(2.9)	(10.0)
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	23.9	48.7
Inventories	(119.1)	(135.8)
Accounts payable	59.0	7.5
Accrued liabilities and other	(77.4)	31.6
Discontinued operations	—	15.2

Net cash provided by operating activities	$456.2	$404.3

Investing Activities:
Acquisitions, net of cash acquired	$(101.5)	$(42.4)
Capital expenditures	(110.0)	(94.1)
Disposals of non-current assets and sale of businesses	(3.1)	48.3

Net cash used in investing activities	$(214.6)	$(88.2)

Financing Activities:
Proceeds from issuance of debt	$354.9	$170.3
Payments on notes payable and long-term debt	(474.3)	(300.6)
Cash dividends	(176.0)	(174.6)
Proceeds from exercised stock options and other	18.0	8.9

Net cash used in financing activities	$(277.4)	$(296.0)

Currency rate effect on cash and cash equivalents	$4.3	$1.8

(Decrease)/Increase in cash and cash equivalents	$(31.5)	$21.9
Cash and cash equivalents at beginning of year	201.0	115.5

Cash and cash equivalents at end of period	$169.5	$137.4

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	For The Three Months Ended September 30,
	2007	2006
Free Cash Flow (in millions):

Net cash provided by operating activities	$283.4	$312.2
Capital expenditures	(41.0)	(36.9)

Free Cash Flow	$242.4	$275.3

	For The Nine Months Ended September 30,
	2007	2006
Free Cash Flow (in millions):

Net cash provided by operating activities	$456.2	$404.3
Capital expenditures	(110.0)	(94.1)

Free Cash Flow	$346.2	$310.2

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
In Millions

	2007					2006
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning, Organization & Décor	$457.4	$57.2	$—	$57.2	12.5%	$449.7	$38.4	$—	$38.4	8.5%	$7.7	1.7%	$18.8	49.0%
Office Products	406.3	35.2	—	35.2	8.7%	390.8	32.3	—	32.3	8.3%	15.5	4.0%	2.9	9.0%
Tools & Hardware	293.9	34.2	—	34.2	11.6%	276.8	33.1	—	33.1	12.0%	17.1	6.2%	1.1	3.3%
Home & Family	226.8	30.4	—	30.4	13.4%	225.3	32.7	—	32.7	14.5%	1.5	0.7%	(2.3)	(7.0)%

Restructuring Costs		(15.5)	15.5	—			(9.1)	9.1	—				—
Corporate		(20.7)	—	(20.7)			(17.6)	—	(17.6)				(3.1)

Total	$1,384.4	$120.8	$15.5	$136.3	9.8%	$1,342.6	$109.8	$9.1	$118.9	8.9%	$41.8	3.1%	$17.4	14.6%

	2007					2006
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning, Organization & Décor	$544.4	$81.2	$—	$81.2	14.9%	$509.9	$57.3	$—	$57.3	11.2%	$34.5	6.8%	$23.9	41.7%
Office Products	587.5	109.0	—	109.0	18.6%	579.1	99.9	—	99.9	17.3%	8.4	1.5%	9.1	9.1%
Tools & Hardware	324.6	47.7	—	47.7	14.7%	328.8	53.8	—	53.8	16.4%	(4.2)	(1.3)%	(6.1)	(11.3)%
Home & Family	236.6	31.3	—	31.3	13.2%	216.3	29.8	—	29.8	13.8%	20.3	9.4%	1.5	5.0%

Restructuring Costs		(15.5)	15.5	—			(19.1)	19.1	—				—
Corporate		(20.9)	—	(20.9)			(20.0)	—	(20.0)				(0.9)

Total	$1,693.1	$232.8	$15.5	$248.3	14.7%	$1,634.1	$201.7	$19.1	$220.8	13.5%	$59.0	3.6%	$27.5	12.5%

	2007					2006
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q3:
Cleaning, Organization & Décor	$547.2	$83.7	$—	$83.7	15.3%	$519.3	$67.8	$—	$67.8	13.1%	$28.0	5.4%	$15.9	23.5%
Office Products	544.9	84.2	—	84.2	15.5%	517.5	75.7	—	75.7	14.6%	27.4	5.3%	8.5	11.2%
Tools & Hardware	335.9	51.3	—	51.3	15.3%	324.4	46.2	—	46.2	14.2%	11.5	3.5%	5.1	11.0%
Home & Family	259.3	37.2	—	37.2	14.3%	224.9	28.9	—	28.9	12.9%	34.4	15.3%	8.3	28.7%

Restructuring Costs		(22.7)	22.7	—			(22.1)	22.1	—				—
Corporate		(19.9)	—	(19.9)			(18.3)	—	(18.3)				(1.6)

Total	$1,687.3	$213.8	$22.7	$236.5	14.0%	$1,586.1	$178.2	$22.1	$200.3	12.6%	$101.3	6.4%	$36.2	18.1%

	2007					2006
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning, Organization & Décor	$1,549.0	$222.1	$—	$222.1	14.3%	$1,478.9	$163.5	$—	$163.5	11.1%	$70.2	4.7%	$58.6	35.8%
Office Products	1,538.7	228.4	—	228.4	14.8%	1,487.4	207.9	—	207.9	14.0%	51.3	3.4%	20.5	9.9%
Tools & Hardware	954.4	133.2	—	133.2	14.0%	930.0	133.1	—	133.1	14.3%	24.4	2.6%	0.1	0.1%
Home & Family	722.7	98.9	—	98.9	13.7%	666.5	91.4	—	91.4	13.7%	56.2	8.4%	7.5	8.2%

Restructuring Costs		(53.7)	53.7	—			(50.3)	50.3	—				—
Corporate		(61.5)	—	(61.5)			(55.9)	—	(55.9)				(5.6)

Total	$4,764.8	$567.4	$53.7	$621.1	13.0%	$4,562.8	$489.7	$50.3	$540.0	11.8%	$202.1	4.4%	$81.1	15.0%

(1)	Charges are related to restructuring.

Newell Rubbermaid Inc.
Three Months Ended September 30, 2007
In Millions
Currency Analysis

	2007			2006	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact

By Segment

Cleaning, Organization & Décor	$547.2	$(4.7)	$542.5	$519.3	4.5%	5.4%	0.9%
Office Products	544.9	(14.8)	530.1	517.5	2.4%	5.3%	2.9%
Tools & Hardware	335.9	(7.9)	328.0	324.4	1.1%	3.5%	2.4%
Home & Family	259.3	(3.0)	256.3	224.9	14.0%	15.3%	1.3%

Total Company	$1,687.3	$(30.4)	$1,656.9	$1,586.1	4.5%	6.4%	1.9%

By Geography

United States	$1,224.3	$—	$1,224.3	$1,183.4	3.5%	3.5%	0.0%
Canada	116.4	(6.9)	109.5	104.0	5.3%	11.9%	6.6%

North America	1,340.7	(6.9)	1,333.8	1,287.4	3.6%	4.1%	0.5%

Europe	221.2	(16.2)	205.0	188.0	9.0%	17.7%	8.6%
Central & South America	66.7	(3.1)	63.6	64.1	(0.8)%	4.1%	4.8%
All Other	58.7	(4.2)	54.5	46.6	17.0%	26.0%	9.0%

Total Company	$1,687.3	$(30.4)	$1,656.9	$1,586.1	4.5%	6.4%	1.9%

Newell Rubbermaid Inc.
Nine Months Ended September 30, 2007
In Millions
Currency Analysis

	2007			2006	Year-over-year Increase
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact

By Segment

Cleaning, Organization & Décor	$1,549.0	$(7.5)	$1,541.5	$1,478.9	4.2%	4.7%	0.5%
Office Products	1,538.7	(37.1)	1,501.6	1,487.4	1.0%	3.4%	2.5%
Tools & Hardware	954.4	(19.2)	935.2	930.0	0.6%	2.6%	2.1%
Home & Family	722.7	(9.1)	713.6	666.5	7.1%	8.4%	1.4%

Total Company	$4,764.8	$(72.9)	$4,691.9	$4,562.8	2.8%	4.4%	1.6%

By Geography

United States	$3,480.5	$—	$3,480.5	$3,415.1	1.9%	1.9%	0.0%
Canada	308.2	(8.0)	300.2	287.4	4.5%	7.2%	2.8%

North America	3,788.7	(8.0)	3,780.7	3,702.5	2.1%	2.3%	0.2%

Europe	635.1	(50.3)	584.8	557.6	4.9%	13.9%	9.0%
Central & South America	183.4	(5.4)	178.0	170.7	4.3%	7.4%	3.2%
All Other	157.6	(9.2)	148.4	132.0	12.4%	19.4%	7.0%

Total Company	$4,764.8	$(72.9)	$4,691.9	$4,562.8	2.8%	4.4%	1.6%

NewellRubbermaid
Brands That Matter

Q3 2007 Earnings Call Presentation

October 25, 2007

Q3 2007 Earnings Call Presentation October 25, 2007

Forward-Looking Statements The statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "expect," "project," "will," "believes," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company's second quarter 2007 Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

Successful SAP Conversion - "Sharpie Runs SAP" Project Acceleration $60 million in savings for each of 2007 and 2008 Total program savings and expenses remain on track Launched new Global Business Unit Structure (GBU) One, common global organizational structure Leverage our brands, our technology, our supply chain, our consumer/competitor understanding and our people on a global basis Continued growth trifecta is reaffirmation that the business model is working 2006 trend of Sales Growth, GM expansion, and EPS growth will continue in 2007 and 2008 2007 Transformation Progress

"Sharpie Runs SAP" CEO Mark Ketchum commented: "We are pleased to report that the launch has gone extremely well. This go-live marks the first major milestone in our planned multi-year rollout of SAP." "The continuing SAP implementation will be a key enabler to drive best-in-class business processes across the organization."

Net sales growth of 6.4% Double digit increase in the Home & Family segment, mid single digit increases in the Cleaning, Organization & Decor and Office Products segments, and a low single digit increase in Tools & Hardware Expanded gross margins 190 basis points to 35.6% Driven by Project Acceleration, Productivity, and Mix Improved operating income by $36 million or 18%, excluding Project Acceleration charges Increased "Normalized" EPS by $0.11 or approx. 27% Delivered operating cash flow of $283 million, $8 million above the high end of the previous guidance of $225 to $275 million Q3 2007 Financial Summary

Q4 2007 Guidance

Internal Sales Growth	Approximately 2%
Gross Margin Expansion	+175 to +225 bps
"Normalized" Earnings Per Share [1]	$0.44 - $0.46

[1] Excludes Project Acceleration restructuring costs

6

Q4 2007 Guidance

FY 2007 Guidance

Internal Sales Growth	Approximately 4%
Gross Margin Expansion	+175 to +200 bps
SG&A Investment Increase	$95 to $100 million
Earnings Per Share [1]	$1.94 - $1.96
"Normalized" EPS [1], [2]	$1.79 - $1.81

[1] Excludes Project Acceleration restructuring costs

[2] Excludes Q3 YTD 2007 tax benefit of $0.15 per share

7

FY 2007 Guidance

FY 2008 Guidance

Newell Rubbermaid
Brands That Matter

Internal Sales Growth	+3 to +5%
Gross Margin Expansion	+100 bps
"Normalized" EPS [1]	$1.95 - $2.00

[1] Excludes Project Acceleration restructuring costs

8

FY 2008 Guidance

Appendix

Newell Rubbermaid
Brands That Matter

Previous Guidance to Q307 Actual [1]	
Mid Point of Range [2]	$0.63
Tax Benefit	($0.14)
2007 "Normalized" EPS mid-point	$0.49
Operating Improvement	$0.03
2007 "Normalized" EPS	$0.52

Q306 Actual to Q307 Actual [1]	
2006 Actual	$0.46
Tax Benefit	($0.05)
2006 "Normalized" EPS	$0.41
Operating Improvement	$0.11
2007 "Normalized" EPS	$0.52
Quarter over Quarter % EPS Improvement	27%

[1] Reconciliation excludes Project Acceleration restructuring costs

[2] Reflects the mid point of the diluted EPS from continuing operations (excluding charges) range communicated in the Q3 2007 Earnings Pre-Release on 09/17/07

10

EPS Walk: Previous Guidance and Prior Year to Q307

Newell Rubbermaid
Brands That Matter

Previous Guidance to Current Guidance [1]	
2007 Mid Point of EPS Range [2]	$1.91
Tax Benefit	($0.15)
2007 "Normalized" EPS mid-point [2]	$1.76
Operating Improvement	$0.04
Mid Point of EPS Range [3]	$1.80

2006 Actual to 2007 Guidance [1]	
2006 Actual	$1.88
Tax Benefit	($0.36)
2006 "Normalized" EPS	$1.52
Operating Improvement	$0.28
Mid Point of EPS Range [3]	$1.80
Year over Year "Normalized" EPS Improvement	18%

[1] Excludes Project Acceleration restructuring costs

[2] Reflects the mid point of the diluted EPS from continuing operations (excluding charges) range communicated in the Q3 2007 Earnings Pre-Release on 09/17/07

[3] Reflects the mid point of the "Normalized" EPS range communicated in the Q3 2007 Earnings Press Release

11

EPS Walk: Previous Guidance and Prior Year to FY 2007

Reconciliation: Q306 and Q307 "Normalized" EPS A reconciliation of the third quarter 2007 and last year's results is as follows:

Reconciliation: Q406 and Q407 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q4 2006	Q4 2007 [1]
Diluted earnings per share from continuing operations (as reported)	$0.33	$0.35 - $0.37
Project Acceleration restructuring costs	$0.05	$0.06 - $0.12
Diluted earnings per share from continuing operations (excl. charges)	$0.38	$0.44 - $0.46
Reversal of Tax benefit	$0.05	-
"Normalized" EPS [2]	$0.42	$0.44 - $0.46
% Improvement		5% to 10%

[1] Reflects the range communicated in the Q3 2007 Earnings Press Release

[2] Items may not tie due to rounding

13

Reconciliation: Q406 and Q407 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

Reconciliation: FY 2006 and 2007 "Normalized" EPS

	FY 2006	FY 2007 [1]
Diluted earnings per share from continuing operations (as reported)	$1.71	$1.69 - $1.71
Project Acceleration restructuring costs	$0.17	$0.22 - $0.28
Diluted earnings per share from continuing operations (excl. charges)	$1.88	$1.94 - $1.96
Tax benefit	($0.36)	($0.15)
"Normalized" EPS	$1.52	$1.79 - $1.81
% Improvement		18% to 19%

[1] Reflects the range communicated in the Q3 2007 Earnings Press Release

14

Reconciliation: FY 2006 and 2007 "Normalized" EPS

Reconciliation: Analyst Day 2007 "Normalized" EPS

	FY 2007 [1]
Diluted earnings per share from continuing operations (as reported)	$1.35 - $1.41
Project Acceleration restructuring costs	$0.30 - $0.39
Diluted earnings per share from continuing operations (excl. charges)	$1.69 - 1.75
Tax benefit	-
"Normalized" EPS	$1.69 - $1.75

[1] Reflects the range communicated at Analyst Day

15

Reconciliation: Analyst Day 2007 "Normalized" EPS

NewellRubbermaid
Brands That Matter

EPS Walk: Analyst Day to FY 2007

Analyst Day Guidance to Current Guidance [1]	
2007 Mid Point of EPS Range [2]	$1.72
GM Improvement and F/X	$0.10
SG&A Investment	($0.02)
Mid Point of "Normalized" EPS Range [3]	$1.80

[1] Excludes Project Acceleration restructuring costs

[2] Reflects the mid point of the diluted EPS from continuing operations range communicated at Analyst Day

[3] Reflects the mid point of the "Normalized" EPS range communicated in the Q3 2007 Earnings Press Release

16

EPS Walk: Analyst Day to FY 2007

Reconciliation: 2008 "Normalized" EPS

	FY 2008 [1]
Diluted earnings per share from continuing operations (as reported)	$1.53 - $1.58
Project Acceleration restructuring costs	$0.38 - $0.47
Diluted earnings per share from continuing operations (excl. charges)	$1.95 - $2.00
Tax benefit	-
"Normalized" EPS	$1.95 - $2.00

[1] Reflects the range communicated on the Q3 2007 Earnings Release

17

Reconciliation: 2008 "Normalized" EPS